WesBanco Announces Third Quarter 2023 Financial Results

Generated solid deposit and loan growth; maintained strong capital levels and credit quality

Wheeling, WVa. (October 25, 2023) – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2023. Net income available to common shareholders for the third quarter of 2023 was $34.3 million, with diluted earnings per share of $0.58, compared to $50.5 million and $0.85 per diluted share, respectively, for the third quarter of 2022. For the nine months ended September 30, 2023, net income was $116.5 million, or $1.96 per diluted share, compared to $132.3 million, or $2.19 per diluted share, for the 2022 period. As noted in the following table, net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three and nine months ended September 30, 2023 were $34.8 million, or $0.59 per diluted share, and $119.5 million, or $2.01 per diluted share, respectively (non-GAAP measures).

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2023		2022		2023		2022
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$34,817	$0.59	$50,554	$0.85	$119,496	$2.01	$133,661	$2.21
Less: After tax restructuring and merger-related expenses	(506)	(0.01)	(52)	-	(3,026)	(0.05)	(1,352)	(0.02)
Net income available to common shareholders (GAAP)	$34,311	$0.58	$50,502	$0.85	$116,470	$1.96	$132,309	$2.19
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended September 30, 2023:

•
Deposits increased compared to the quarter ending June 30, 2023, reflecting deposit gathering and retention efforts across retail and business customers
o
Period-end deposits essentially flat to December 31, 2022
o
Average loans to average deposits were 87%
•
Total loan growth was 10.1% year-over-year and 7.6% annualized (when compared to December 31, 2022), reflecting the strength of our markets and lending teams
o
Loan production offices, led by our newest in Chattanooga, TN, are contributing meaningfully to the commercial loan pipeline
•
Non-interest income trends remained solid, supported by new commercial loan swap and wealth management fees
•
Key credit quality metrics such as non-performing assets, total past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages (based upon the prior four quarters for banks with total assets between $10 billion and $25 billion)
•
WesBanco remains well-capitalized with solid liquidity and a strong balance sheet with capacity to fund loan growth

“For the third quarter of 2023, WesBanco returned deposit balances to year-end 2022 levels and delivered another quarter of year-over-year loan growth at 10%, while maintaining strong credit quality metrics. Our solid financial results for the quarter reflect the strength of our franchise and the competitiveness of our growth strategies and teams in the current environment,” said Jeff Jackson, President and Chief Executive Officer, WesBanco. “The strong adoption of our new WesBanco One account by new and existing customers, meaningful pipeline contributions from our latest loan production office in Chattanooga, and forthcoming treasury management offerings to support commercial customers are all proof points of our commitment to innovation and investments that serve customers better and drive sustainable growth. We remain focused on disciplined expense management and generating positive operating leverage. And, I believe in the long-term growth prospects we are building for our customers, communities, employees and shareholders.”

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Balance Sheet

Loan growth for the third quarter of 2023 continues to reflect strong performance by our commercial and residential lending teams. As of September 30, 2023, total portfolio loans were $11.3 billion, which increased 10.1% year-over-year driven by strong growth across all markets and the closing of loans from the commercial pipeline. The commercial pipeline totaled $0.8 billion at September 30, 2023, approximately 25% of which is from the four new loan production offices. Commercial and industrial loans increased 4.7% year-over-year and 7.5% annualized quarter-over-quarter to $1.6 billion, as of September 30, 2023, reflecting our strategic loan production office and lender hiring initiatives.

Total deposits, as of September 30, 2023, were $13.1 billion, up 1.8% from June 30, 2023 and consistent with the level reported at December 31, 2022, reflecting the benefit of deposit gathering and retention efforts by our retail and commercial teams. In addition, brokered deposits increased $64 million from June 30, 2023. On a year-over-year basis, the decrease in total deposits reflects the impact of interest rate and inflationary pressures and rising costs across the economy, combined with Federal Reserve’s tightening actions to control inflation, which resulted in industry-wide deposit contraction. While there has been some mix shift in the composition of total deposits, total demand deposits continue to represent 57% of total deposits, with the non-interest bearing component representing 32%, which remains consistent with the percentage range since early 2020.

Credit Quality

As of September 30, 2023, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range throughout the last five quarters. Total loans past due as a percent of the loan portfolio decreased 23 basis points from the prior year, while criticized and classified loans as a percent of the loan portfolio decreased 21 basis points to 2.22%. During the third quarter of 2023, we recorded a provision for credit losses of $6.3 million, as compared to a release of provision in the prior year period of $0.5 million. The current recorded provision was primarily driven by a $2.9 million specific reserve on one hospitality loan in addition to loan growth and regional macroeconomic factors. The allowance for credit losses to total portfolio loans at September 30, 2023 was $126.6 million, or 1.12% of total loans. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.13% of total loans.

Net Interest Margin and Income

The net interest margin of 3.03% for the third quarter of 2023 decreased 15 basis points sequentially primarily due to higher funding costs from increasing deposit costs and continued remix from non-interest bearing deposits into higher tier money market and certificate of deposit accounts. Total deposit funding costs were 201 basis points for the third quarter of 2023, and, when including non-interest deposits, total deposit funding costs were 136 basis points, up 119 basis points year-over-year and 33 basis points sequentially, which reflect the 525 basis point increase in the federal funds rate since March 2022. Accretion from acquisitions benefited the third quarter net interest margin by 2 basis points, as compared to 5 basis points in the prior year period.

Net interest income of $117.7 million decreased $6.8 million, or 5.5%, during the third quarter of 2023, as compared to the same quarter of 2022, reflecting loan growth and the impact of rising rates on funding costs and loan and securities yields. For the nine months ended September 30, 2023, net interest income of $363.6 million increased $19.1 million, or 5.6%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the third quarter of 2023, non-interest income of $30.9 million decreased $1.4 million, or 4.3%, from the third quarter of 2022, due primarily to a $1.5 million gain on the sale of the underlying equity investments held by WesBanco Community Development Corporation last year, which was recorded in net gains on other real estate owned and other assets. Excluding this prior year gain on sale, non-interest income would have increased 0.5% year-over-year, reflecting the strength in commercial swap fees, which are now reflected as their own line item on the income statement. New commercial swap fees increased $0.8 million from the prior year period to $2.5 million, while associated fair market value adjustments totaled $1.4 million during the third quarter, as compared to $0.8 million last year.

Primarily reflecting the items discussed above, as well as lower mortgage banking and bank-owned life insurance income, non-interest income, for the nine months ended September 30, 2023, of $90.4 million increased $0.8 million, or 0.8%. Mortgage banking income decreased $2.5 million from the prior year to $2.0 million due to a reduction in residential mortgage originations, primarily driven by the higher interest rate environment. Bank-owned life insurance of $7.5 million decreased $0.7 million year-over-year due to higher death benefits during 2022.

Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended September 30, 2023 totaled $97.3 million, reflecting increased salaries and wages, benefits, equipment and software expense, and FDIC

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insurance. Salaries and wages increased $1.1 million, or 2.4%, compared to the prior year period due to higher salary expense related to annual merit increases and new revenue-producing hires, mainly commercial lenders, during the past year, offset somewhat by efficiency improvements in the mortgage banking staffing model. Employee benefits increased $1.2 million year-over-year due primarily to higher health insurance contributions. Equipment and software expense increased $1.0 million due to the planned upgrade of our ATM fleet with the latest technology and general inflationary cost increases for existing service agreements. FDIC insurance expense increased $0.7 million year-over-year due to an increase in the minimum rate for all banks.

Excluding restructuring and merger-related expenses, non-interest expense during the first nine months of 2023 of $286.7 million increased $21.9 million compared to the prior year period, due primarily to higher salaries and wages, employee benefits, FDIC insurance, and equipment and software expense as described above.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At September 30, 2023, Tier I leverage was 9.84%, Tier I risk-based capital ratio was 12.07%, common equity Tier 1 capital ratio (“CET 1”) was 11.00%, and total risk-based capital was 14.97%. In addition, the tangible common equity to tangible assets ratio was 7.26%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2023 at 3:00 p.m. ET on Thursday, October 26, 2023. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 5727200. The replay will begin at approximately 5:00 p.m. ET on October 26, 2023 and end at 12 a.m. ET on November 9, 2023. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2022 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services

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industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, Wesbanco, Inc. is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. The company’s banking subsidiary, Wesbanco Bank, Inc., operates more than 190 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, the company provides trust, wealth management, securities brokerage, and private banking services through its century-old Trust and Investment Services department, with approximately $5.0 billion of assets under management (as of September 30, 2023). The company also offers insurance and brokerage services through its affiliates and subsidiaries. Learn more at www.wesbanco.com and follow us on Facebook, LinkedIn and X, formerly Twitter.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change
Interest and dividend income
Loans, including fees	$155,206	$109,562	41.7	$434,352	$299,094	45.2
Interest and dividends on securities:
Taxable	18,082	17,531	3.1	55,651	47,468	17.2
Tax-exempt	4,679	4,916	(4.8)	14,191	13,965	1.6
Total interest and dividends on securities	22,761	22,447	1.4	69,842	61,433	13.7
Other interest income	5,622	2,108	166.7	16,004	4,211	280.1
Total interest and dividend income	183,589	134,117	36.9	520,198	364,738	42.6
Interest expense
Interest bearing demand deposits	20,873	2,953	606.8	49,181	4,917	900.2
Money market deposits	10,841	968	NM	22,313	1,672	NM
Savings deposits	6,699	1,067	527.8	16,559	1,662	896.3
Certificates of deposit	5,983	958	524.5	10,092	3,347	201.5
Total interest expense on deposits	44,396	5,946	646.7	98,145	11,598	746.2
Federal Home Loan Bank borrowings	16,463	348	NM	44,477	1,334	NM
Other short-term borrowings	745	147	406.8	1,654	244	577.9
Subordinated debt and junior subordinated debt	4,303	3,175	35.5	12,342	7,123	73.3
Total interest expense	65,907	9,616	585.4	156,618	20,299	671.6
Net interest income	117,682	124,501	(5.5)	363,580	344,439	5.6
Provision for credit losses	6,327	(535)	NM	12,932	(4,785)	370.3
Net interest income after provision for credit losses	111,355	125,036	(10.9)	350,648	349,224	0.4
Non-interest income
Trust fees	6,705	6,517	2.9	21,116	20,879	1.1
Service charges on deposits	6,726	6,942	(3.1)	19,128	19,520	(2.0)
Electronic banking fees	4,949	4,808	2.9	14,564	15,307	(4.9)
Net swap fee and valuation income	3,845	2,430	58.2	7,257	6,053	19.9
Net securities brokerage revenue	2,394	2,491	(3.9)	7,492	6,969	7.5
Bank-owned life insurance	2,398	1,999	20.0	7,547	8,263	(8.7)
Mortgage banking income	975	1,257	(22.4)	2,002	4,508	(55.6)
Net securities (losses)/gains	(337)	656	(151.4)	13	(1,176)	101.1
Net (losses)/gains on other real estate owned and other assets	(28)	2,040	(101.4)	1,075	(68)	NM
Other income	3,252	3,116	4.4	10,178	9,367	8.7
Total non-interest income	30,879	32,256	(4.3)	90,372	89,622	0.8
Non-interest expense
Salaries and wages	45,351	44,271	2.4	131,774	124,421	5.9
Employee benefits	11,922	10,693	11.5	35,492	28,574	24.2
Net occupancy	6,146	6,489	(5.3)	18,921	19,843	(4.6)
Equipment and software	9,132	8,083	13.0	27,018	23,795	13.5
Marketing	3,115	2,377	31.0	8,203	7,546	8.7
FDIC insurance	3,125	2,391	30.7	8,880	5,850	51.8
Amortization of intangible assets	2,262	2,560	(11.6)	6,845	7,738	(11.5)
Restructuring and merger-related expense	641	66	871.2	3,830	1,712	123.7
Other operating expenses	16,245	15,011	8.2	49,535	47,032	5.3
Total non-interest expense	97,939	91,941	6.5	290,498	266,511	9.0
Income before provision for income taxes	44,295	65,351	(32.2)	150,522	172,335	(12.7)
Provision for income taxes	7,453	12,318	(39.5)	26,458	32,432	(18.4)
Net Income	36,842	53,033	(30.5)	124,064	139,903	(11.3)
Preferred stock dividends	2,531	2,531	-	7,594	7,594	-
Net income available to common shareholders	$34,311	$50,502	(32.1)	$116,470	$132,309	(12.0)

Taxable equivalent net interest income	$118,926	$125,808	(5.5)	$367,352	$348,151	5.5

Per common share data
Net income per common share - basic	$0.58	$0.85	(31.8)	$1.96	$2.19	(10.5)
Net income per common share - diluted	0.58	0.85	(31.8)	1.96	2.19	(10.5)
Net income per common share - diluted, excluding certain items (1)(2)	0.59	0.85	(30.6)	2.01	2.21	(9.0)
Dividends declared	0.35	0.34	2.9	1.05	1.02	2.9
Book value (period end)	38.80	37.96	2.2	38.80	37.96	2.2
Tangible book value (period end) (1)	19.82	18.84	5.2	19.82	18.84	5.2
Average common shares outstanding - basic	59,358,653	59,549,244	(0.3)	59,280,644	60,336,637	(1.8)
Average common shares outstanding - diluted	59,443,366	59,697,676	(0.4)	59,386,429	60,489,248	(1.8)
Period end common shares outstanding	59,364,696	59,304,505	0.1	59,364,696	59,304,505	0.1
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2023	2022	% Change
Return on average assets	0.91%	1.04%	(12.50)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.93	1.05	(11.43)
Return on average equity	6.29	6.93	(9.24)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.45	7.01	(7.99)
Return on average tangible equity (1)	12.09	13.09	(7.64)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	12.39	13.22	(6.28)
Return on average tangible common equity (1)	13.55	14.58	(7.06)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	13.88	14.72	(5.71)
Yield on earning assets (2)	4.55	3.29	38.30
Cost of interest bearing liabilities	2.08	0.29	617.24
Net interest spread (2)	2.47	3.00	(17.67)
Net interest margin (2)	3.19	3.11	2.57
Efficiency (1) (2)	62.63	60.49	3.54
Average loans to average deposits	85.25	72.82	17.07
Annualized net loan charge-offs/average loans	0.03	0.02	50.00
Effective income tax rate	17.58	18.82	(6.59)

	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2023	2023	2023	2022	2022
Return on average assets	0.78%	0.98%	0.95%	1.18%	1.19%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.80	0.98	1.01	1.18	1.19
Return on average equity	5.49	6.81	6.57	8.18	8.05
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	5.57	6.82	6.98	8.18	8.06
Return on average tangible equity (1)	10.60	12.98	12.72	16.05	15.39
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	10.75	12.99	13.48	16.05	15.41
Return on average tangible common equity (1)	11.87	14.52	14.28	18.09	17.23
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	12.03	14.53	15.13	18.10	17.25
Yield on earning assets (2)	4.72	4.59	4.32	4.00	3.59
Cost of interest bearing liabilities	2.52	2.15	1.52	0.82	0.41
Net interest spread (2)	2.20	2.44	2.80	3.18	3.18
Net interest margin (2)	3.03	3.18	3.36	3.49	3.33
Efficiency (1) (2)	64.95	62.33	60.66	56.91	58.13
Average loans to average deposits	86.79	85.44	83.46	78.43	75.01
Annualized net loan charge-offs and recoveries /average loans	0.01	0.02	0.07	0.02	0.04
Effective income tax rate	16.83	16.80	19.02	18.51	18.85
Trust assets, market value at period end	$4,982,324	$5,127,265	$5,026,631	$4,878,479	$4,622,878

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	September 30,			December 31,	December 31, 2022
Balance sheets	2023	2022	% Change	2022	to September 30, 2023
Assets
Cash and due from banks	$153,012	$212,341	(27.9)	$166,182	(7.9)
Due from banks - interest bearing	342,070	166,215	105.8	242,229	41.2
Securities:
Equity securities, at fair value	11,453	11,964	(4.3)	11,506	(0.5)
Available-for-sale debt securities, at fair value	2,196,141	2,645,748	(17.0)	2,529,140	(13.2)
Held-to-maturity debt securities (fair values of $998,987; $1,065,833 and $1,084,390, respectively)	1,210,992	1,262,467	(4.1)	1,248,629	(3.0)
Allowance for credit losses - held-to-maturity debt securities	(180)	(225)	20.0	(220)	18.2
Net held-to-maturity debt securities	1,210,812	1,262,242	(4.1)	1,248,409	(3.0)
Total securities	3,418,406	3,919,954	(12.8)	3,789,055	(9.8)
Loans held for sale	17,677	12,887	37.2	8,249	114.3
Portfolio loans:
Commercial real estate	6,387,183	5,831,384	9.5	6,061,344	5.4
Commercial and industrial	1,587,611	1,516,856	4.7	1,579,395	0.5
Residential real estate	2,392,531	2,010,344	19.0	2,140,584	11.8
Home equity	715,186	609,765	17.3	695,065	2.9
Consumer	233,362	309,313	(24.6)	226,340	3.1
Total portfolio loans, net of unearned income	11,315,873	10,277,662	10.1	10,702,728	5.7
Allowance for credit losses - loans	(126,615)	(114,584)	(10.5)	(117,790)	(7.5)
Net portfolio loans	11,189,258	10,163,078	10.1	10,584,938	5.7
Premises and equipment, net	226,377	221,355	2.3	220,892	2.5
Accrued interest receivable	73,014	63,375	15.2	68,522	6.6
Goodwill and other intangible assets, net	1,134,510	1,143,896	(0.8)	1,141,355	(0.6)
Bank-owned life insurance	356,962	350,806	1.8	352,361	1.3
Other assets	433,091	350,840	23.4	358,122	20.9
Total Assets	$17,344,377	$16,604,747	4.5	$16,931,905	2.4
Liabilities
Deposits:
Non-interest bearing demand	$4,169,956	$4,736,722	(12.0)	$4,700,438	(11.3)
Interest bearing demand	3,278,956	3,201,714	2.4	3,119,807	5.1
Money market	1,905,001	1,772,481	7.5	1,684,023	13.1
Savings deposits	2,559,894	2,741,937	(6.6)	2,741,004	(6.6)
Certificates of deposit	1,176,421	991,512	18.6	885,818	32.8
Total deposits	13,090,228	13,444,366	(2.6)	13,131,090	(0.3)
Federal Home Loan Bank borrowings	1,125,000	56,998	NM	705,000	59.6
Other short-term borrowings	106,693	127,983	(16.6)	135,069	(21.0)
Subordinated debt and junior subordinated debt	282,079	281,179	0.3	281,404	0.2
Total borrowings	1,513,772	466,160	224.7	1,121,473	35.0
Accrued interest payable	11,416	4,358	162.0	4,593	148.6
Other liabilities	281,020	294,211	(4.5)	248,087	13.3
Total Liabilities	14,896,436	14,209,095	4.8	14,505,243	2.7
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,364,696, 59,304,505 and 59,198,963 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,633,395	1,634,280	(0.1)	1,635,877	(0.2)
Retained earnings	1,131,597	1,048,532	7.9	1,077,675	5.0
Treasury stock (8,716,610, 8,776,801 and 8,882,343 - at cost, respectively)	(303,424)	(305,033)	0.5	(308,964)	1.8
Accumulated other comprehensive loss	(297,906)	(266,640)	(11.7)	(262,416)	(13.5)
Deferred benefits for directors	(2,039)	(1,805)	(13.0)	(1,828)	(11.5)
Total Shareholders' Equity	2,447,941	2,395,652	2.2	2,426,662	0.9
Total Liabilities and Shareholders' Equity	$17,344,377	$16,604,747	4.5	$16,931,905	2.4

NM = Not Meaningful

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	September 30,	June 30,
Balance sheets	2023	2023	% Change
Assets
Cash and due from banks	$153,012	$178,057	(14.1)
Due from banks - interest bearing	342,070	384,261	(11.0)
Securities:
Equity securities, at fair value	11,453	11,948	(4.1)
Available-for-sale debt securities, at fair value	2,196,141	2,329,222	(5.7)
Held-to-maturity (fair values of $998,987; and $1,072,229 respectively)	1,210,992	1,224,470	(1.1)
Allowance for credit losses - held-to-maturity debt securities	(180)	(193)	6.7
Net held-to-maturity debt securities	1,210,812	1,224,277	(1.1)
Total securities	3,418,406	3,565,447	(4.1)
Loans held for sale	17,677	28,970	(39.0)
Portfolio loans:
Commercial real estate	6,387,183	6,295,467	1.5
Commercial and industrial	1,587,611	1,558,491	1.9
Residential real estate	2,392,531	2,341,928	2.2
Home equity	715,186	701,824	1.9
Consumer	233,362	232,254	0.5
Total portfolio loans, net of unearned income	11,315,873	11,129,964	1.7
Allowance for credit losses - loans	(126,615)	(120,166)	(5.4)
Net portfolio loans	11,189,258	11,009,798	1.6
Premises and equipment, net	226,377	219,934	2.9
Accrued interest receivable	73,014	69,773	4.6
Goodwill and other intangible assets, net	1,134,510	1,136,773	(0.2)
Bank-owned life insurance	356,962	355,204	0.5
Other assets	433,091	408,737	6.0
Total Assets	$17,344,377	$17,356,954	(0.1)
Liabilities
Deposits:
Non-interest bearing demand	$4,169,956	$4,286,235	(2.7)
Interest bearing demand	3,278,956	3,273,745	0.2
Money market	1,905,001	1,685,667	13.0
Savings deposits	2,559,894	2,655,680	(3.6)
Certificates of deposit	1,176,421	960,107	22.5
Total deposits	13,090,228	12,861,434	1.8
Federal Home Loan Bank borrowings	1,125,000	1,380,000	(18.5)
Other short-term borrowings	106,693	101,286	5.3
Subordinated debt and junior subordinated debt	282,079	281,854	0.1
Total borrowings	1,513,772	1,763,140	(14.1)
Accrued interest payable	11,416	8,869	28.7
Other liabilities	281,020	258,513	8.7
Total Liabilities	14,896,436	14,891,956	0.0
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,364,696 and 59,355,062 shares outstanding, respectively	141,834	141,834	-
Capital surplus	1,633,395	1,630,963	0.1
Retained earnings	1,131,597	1,118,135	1.2
Treasury stock (8,716,610 and 8,726,244 shares - at cost, respectively)	(303,424)	(303,770)	0.1
Accumulated other comprehensive loss	(297,906)	(264,627)	(12.6)
Deferred benefits for directors	(2,039)	(2,021)	(0.9)
Total Shareholders' Equity	2,447,941	2,464,998	(0.7)
Total Liabilities and Shareholders' Equity	$17,344,377	$17,356,954	(0.1)

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended Sept. 30,				For the Nine Months Ended Sept. 30,
	2023		2022		2023		2022
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$341,206	5.21%	$375,136	2.09%	$353,312	5.18%	$757,325	0.67%
Loans, net of unearned income (1)	11,271,211	5.46	10,224,494	4.25	11,012,054	5.27	9,958,318	4.02
Securities: (2)
Taxable	3,100,769	2.31	3,548,271	1.96	3,199,826	2.33	3,472,211	1.83
Tax-exempt (3)	778,069	3.02	823,133	3.00	788,250	3.05	782,141	3.02
Total securities	3,878,838	2.46	4,371,404	2.16	3,988,076	2.47	4,254,352	2.05
Other earning assets	60,963	7.41	12,808	4.05	56,207	5.53	13,840	3.89
Total earning assets (3)	15,552,218	4.72%	14,983,842	3.59%	15,409,649	4.55%	14,983,835	3.29%
Other assets	1,789,741		1,887,813		1,793,998		1,960,951
Total Assets	$17,341,959		$16,871,655		$17,203,647		$16,944,786

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,294,370	2.51%	$3,306,339	0.35%	$3,185,340	2.06%	$3,363,152	0.20%
Money market accounts	1,797,562	2.39	1,780,338	0.22	1,689,350	1.77	1,785,703	0.13
Savings deposits	2,604,075	1.02	2,714,684	0.16	2,702,050	0.82	2,681,084	0.08
Certificates of deposit	1,065,140	2.23	1,049,694	0.36	947,404	1.42	1,154,812	0.39
Total interest bearing deposits	8,761,147	2.01	8,851,055	0.27	8,524,144	1.54	8,984,751	0.17
Federal Home Loan Bank borrowings	1,212,554	5.39	113,530	1.22	1,157,821	5.14	138,766	1.29
Repurchase agreements	112,233	2.63	148,179	0.39	116,159	1.90	150,126	0.22
Subordinated debt and junior subordinated debt	281,943	6.06	281,002	4.48	281,715	5.86	237,046	4.02
Total interest bearing liabilities (4)	10,367,877	2.52%	9,393,766	0.41%	10,079,839	2.08%	9,510,689	0.29%
Non-interest bearing demand deposits	4,225,529		4,779,216		4,393,714		4,690,218
Other liabilities	269,891		209,735		253,410		193,070
Shareholders' equity	2,478,662		2,488,938		2,476,684		2,550,809
Total Liabilities and Shareholders' Equity	$17,341,959		$16,871,655		$17,203,647		$16,944,786
Taxable equivalent net interest spread		2.20%		3.18%		2.47%		3.00%
Taxable equivalent net interest margin		3.03%		3.33%		3.19%		3.11%

(1) Gross of allowance for credit losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $0.8 million and $1.4 million for the three months ended September 30, 2023 and 2022, respectively, and were $1.9 million and $8.0 million for the nine months ended September 30, 2023 and 2022. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.0 million and $1.7 million for the three months ended September 30, 2023 and 2022, respectively, and $3.5 million and $6.2 million for the nine months ended September 30, 2023 and 2022, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $35 thousand and $0.2 million for the three months ended September 30, 2023 and 2022, respectively, and $0.3 million and $0.9 million for the nine months ended September 30, 2023 and 2022, respectively.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Statement of Income	2023	2023	2023	2022	2022
Interest and dividend income
Loans, including fees	$155,206	$145,741	$133,406	$123,307	$109,562
Interest and dividends on securities:
Taxable	18,082	18,483	19,086	18,655	17,531
Tax-exempt	4,679	4,723	4,790	4,853	4,916
Total interest and dividends on securities	22,761	23,206	23,876	23,508	22,447
Other interest income	5,622	7,108	3,273	2,103	2,108
Total interest and dividend income	183,589	176,055	160,555	148,918	134,117
Interest expense
Interest bearing demand deposits	20,873	17,203	11,106	7,264	2,953
Money market deposits	10,841	7,220	4,252	1,890	968
Savings deposits	6,699	5,860	4,000	2,454	1,067
Certificates of deposit	5,983	2,906	1,203	742	958
Total interest expense on deposits	44,396	33,189	20,561	12,350	5,946
Federal Home Loan Bank borrowings	16,463	16,713	11,300	2,634	348
Other short-term borrowings	745	492	418	324	147
Subordinated debt and junior subordinated debt	4,303	4,094	3,944	3,736	3,175
Total interest expense	65,907	54,488	36,223	19,044	9,616
Net interest income	117,682	121,567	124,332	129,874	124,501
Provision for credit losses	6,327	3,028	3,577	3,123	(535)
Net interest income after provision for credit losses	111,355	118,539	120,755	126,751	125,036
Non-interest income
Trust fees	6,705	6,918	7,494	6,672	6,517
Service charges on deposits	6,726	6,232	6,170	6,762	6,942
Electronic banking fees	4,949	5,010	4,605	4,695	4,808
Net swap fee and valuation income	3,845	2,612	799	1,015	2,430
Net securities brokerage revenue	2,394	2,523	2,576	2,556	2,491
Bank-owned life insurance	2,398	3,189	1,959	2,464	1,999
Mortgage banking income	975	601	426	621	1,257
Net securities (losses)/gains	(337)	205	145	(600)	656
Net (losses)/gains on other real estate owned and other assets	(28)	871	232	550	2,040
Other income	3,252	3,680	3,247	3,035	3,116
Total non-interest income	30,879	31,841	27,653	27,770	32,256
Non-interest expense
Salaries and wages	45,351	44,471	41,952	42,606	44,271
Employee benefits	11,922	11,511	12,060	9,198	10,693
Net occupancy	6,146	6,132	6,643	6,262	6,489
Equipment and software	9,132	8,823	9,063	8,712	8,083
Marketing	3,115	2,763	2,325	1,788	2,377
FDIC insurance	3,125	2,871	2,884	2,051	2,391
Amortization of intangible assets	2,262	2,282	2,301	2,541	2,560
Restructuring and merger-related expense	641	35	3,153	11	66
Other operating expenses	16,245	17,549	15,744	17,286	15,011
Total non-interest expense	97,939	96,437	96,125	90,455	91,941
Income before provision for income taxes	44,295	53,943	52,283	64,066	65,351
Provision for income taxes	7,453	9,063	9,942	11,856	12,318
Net Income	36,842	44,880	42,341	52,210	53,033
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$34,311	$42,349	$39,810	$49,679	$50,502

Taxable equivalent net interest income	$118,926	$122,822	$125,605	$131,164	$125,808

Per common share data
Net income per common share - basic	$0.58	$0.71	$0.67	$0.84	$0.85
Net income per common share - diluted	0.58	0.71	0.67	0.84	0.85
Net income per common share - diluted, excluding certain items (1)(2)	0.59	0.71	0.71	0.84	0.85
Dividends declared	0.35	0.35	0.35	0.35	0.34
Book value (period end)	38.80	39.10	39.34	38.55	37.96
Tangible book value (period end) (1)	19.82	20.08	20.27	19.43	18.84
Average common shares outstanding - basic	59,358,653	59,263,949	59,217,711	59,188,238	59,549,244
Average common shares outstanding - diluted	59,443,366	59,385,847	59,375,053	59,374,204	59,697,676
Period end common shares outstanding	59,364,696	59,355,062	59,246,569	59,198,963	59,304,505
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,427	2,542	2,501	2,495	2,480

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2023		2023		2023		2022		2022
Non-performing assets:
Troubled debt restructurings - accruing	$-		$-		$-		$3,230		$4,583
Non-accrual loans:
Troubled debt restructurings	-		-		-		1,711		1,756
Other non-accrual loans	29,878		31,555		39,216		36,474		26,428
Total non-accrual loans	29,878		31,555		39,216		38,185		28,184
Total non-performing loans	29,878		31,555		39,216		41,415		32,767
Other real estate and repossessed assets	1,333		1,432		1,554		1,486		1,595
Total non-performing assets	$31,211		$32,987		$40,770		$42,901		$34,362

Past due loans (1):
Loans past due 30-89 days	$16,030		$18,348		$12,920		$15,439		$21,836
Loans past due 90 days or more	8,606		5,147		4,570		5,443		24,311
Total past due loans	$24,636		$23,495		$17,490		$20,882		$46,147

Criticized and classified loans (2):
Criticized loans	$180,136		$119,771		$116,608		$147,945		$163,176
Classified loans	70,997		67,036		57,222		102,555		86,861
Total criticized and classified loans	$251,133		$186,807		$173,830		$250,500		$250,037

Loans past due 30-89 days / total portfolio loans	0.14%		0.16%		0.12%		0.14%		0.21%
Loans past due 90 days or more / total portfolio loans	0.08		0.05		0.04		0.05		0.24
Non-performing loans / total portfolio loans	0.26		0.28		0.36		0.39		0.32
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.28		0.30		0.37		0.40		0.33
Non-performing assets / total assets	0.18		0.19		0.24		0.25		0.21
Criticized and classified loans / total portfolio loans	2.22		1.68		1.60		2.34		2.43

Allowance for credit losses
Allowance for credit losses - loans	$126,615		$120,166		$118,698		$117,790		$114,584
Allowance for credit losses - loan commitments	9,729		10,124		9,127		8,368		8,938
Provision for credit losses	6,327		3,028		3,577		3,123		(535)
Net loan and deposit account overdraft charge-offs and recoveries	286		581		1,919		493		1,102
Annualized net loan charge-offs and recoveries / average loans	0.01%		0.02%		0.07%		0.02%		0.04%
Allowance for credit losses - loans / total portfolio loans	1.12%		1.08%		1.09%		1.10%		1.11%
Allowance for credit losses - loans / non-performing loans	4.24	x	3.81	x	3.03	x	2.84	x	3.50	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.32	x	2.18	x	2.09	x	1.89	x	1.45	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2023		2023		2023		2022		2022
Capital ratios
Tier I leverage capital	9.84%		9.78%		9.82%		9.90%		9.68%
Tier I risk-based capital	12.07		12.12		12.22		12.33		12.51
Total risk-based capital	14.97		14.83		14.97		15.11		15.37
Common equity tier 1 capital ratio (CET 1)	11.00		11.03		11.11		11.20		11.35
Average shareholders' equity to average assets	14.29		14.42		14.48		14.45		14.75
Tangible equity to tangible assets (3)	8.15		8.24		8.33		8.19		8.16
Tangible common equity to tangible assets (3)	7.26		7.35		7.44		7.28		7.22

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2023	2022	2022	2023	2022
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$34,311	$42,349	$39,810	$49,679	$50,502	$116,470	$132,309
Plus: after-tax restructuring and merger-related expenses (1)	506	28	2,491	9	52	3,026	1,352
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	34,817	42,377	42,301	49,688	50,554	119,496	133,661

Average total assets	$17,341,959	$17,294,346	$16,970,554	$16,685,930	$16,871,655	$17,203,647	$16,944,786

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	0.80%	0.98%	1.01%	1.18%	1.19%	0.93%	1.05%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$34,311	$42,349	$39,810	$49,679	$50,502	$116,470	$132,309
Plus: after-tax restructuring and merger-related expenses (1)	506	28	2,491	9	52	3,026	1,352
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	34,817	42,377	42,301	49,688	50,554	119,496	133,661

Average total shareholders' equity	2,478,662	2,493,096	2,458,067	2,410,761	2,488,938	2,476,684	2,550,809

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	5.57%	6.82%	6.98%	8.18%	8.06%	6.45%	7.01%

Return on average tangible equity:
Net income available to common shareholders	$34,311	$42,349	$39,810	$49,679	$50,502	$116,470	$132,309
Plus: amortization of intangibles (1)	1,787	1,803	1,818	2,007	2,022	5,408	6,113
Net income available to common shareholders before amortization of intangibles	36,098	44,152	41,628	51,686	52,524	121,878	138,422

Average total shareholders' equity	2,478,662	2,493,096	2,458,067	2,410,761	2,488,938	2,476,684	2,550,809
Less: average goodwill and other intangibles, net of def. tax liability	(1,127,404)	(1,129,155)	(1,131,027)	(1,132,894)	(1,135,007)	(1,129,182)	(1,137,130)
Average tangible equity	$1,351,258	$1,363,941	$1,327,040	$1,277,867	$1,353,931	$1,347,502	$1,413,679

Return on average tangible equity (annualized) (2)	10.60%	12.98%	12.72%	16.05%	15.39%	12.09%	13.09%

Average tangible common equity	$1,206,774	$1,219,457	$1,182,556	$1,133,383	$1,209,447	$1,203,018	$1,269,195
Return on average tangible common equity (annualized) (2)	11.87%	14.52%	14.28%	18.09%	17.23%	13.55%	14.58%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$34,311	$42,349	$39,810	$49,679	$50,502	$116,470	$132,309
Plus: after-tax restructuring and merger-related expenses (1)	506	28	2,491	9	52	3,026	1,352
Plus: amortization of intangibles (1)	1,787	1,803	1,818	2,007	2,022	5,408	6,113
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	36,604	44,180	44,119	51,695	52,576	124,904	139,774

Average total shareholders' equity	2,478,662	2,493,096	2,458,067	2,410,761	2,488,938	2,476,684	2,550,809
Less: average goodwill and other intangibles, net of def. tax liability	(1,127,404)	(1,129,155)	(1,131,027)	(1,132,894)	(1,135,007)	(1,129,182)	(1,137,130)
Average tangible equity	$1,351,258	$1,363,941	$1,327,040	$1,277,867	$1,353,931	$1,347,502	$1,413,679

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	10.75%	12.99%	13.48%	16.05%	15.41%	12.39%	13.22%

Average tangible common equity	$1,206,774	$1,219,457	$1,182,556	$1,133,383	$1,209,447	$1,203,018	$1,269,195
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	12.03%	14.53%	15.13%	18.10%	17.25%	13.88%	14.72%

Confidential Draft

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2023	2022	2022	2023	2022

Efficiency ratio:
Non-interest expense	$97,939	$96,437	$96,125	$90,455	$91,941	$290,498	$266,511
Less: restructuring and merger-related expense	(641)	(35)	(3,153)	(11)	(66)	(3,830)	(1,712)
Non-interest expense excluding restructuring and merger-related expense	97,298	96,402	92,972	90,444	91,875	286,668	264,799

Net interest income on a fully taxable equivalent basis	118,926	122,822	125,605	131,164	125,808	367,352	348,151
Non-interest income	30,879	31,841	27,653	27,770	32,256	90,372	89,622
Net interest income on a fully taxable equivalent basis plus non-interest income	$149,805	$154,663	$153,258	$158,934	$158,064	$457,724	$437,773
Efficiency Ratio	64.95%	62.33%	60.66%	56.91%	58.13%	62.63%	60.49%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$34,311	$42,349	$39,810	$49,679	$50,502	$116,470	$132,309
Add: After-tax restructuring and merger-related expenses (1)	506	28	2,491	9	52	3,026	1,352
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$34,817	$42,377	$42,301	$49,688	$50,554	$119,496	$133,661

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.58	$0.71	$0.67	$0.84	$0.85	$1.96	$2.19
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.01	-	0.04	-	-	0.05	0.02
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.59	$0.71	$0.71	$0.84	$0.85	$2.01	$2.21

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2023	2023	2023	2022	2022
Tangible book value per share:
Total shareholders' equity	$2,447,941	$2,464,998	$2,475,457	$2,426,662	$2,395,652
Less: goodwill and other intangible assets, net of def. tax liability	(1,126,583)	(1,128,371)	(1,130,172)	(1,131,990)	(1,133,998)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,176,874	1,192,143	1,200,801	1,150,188	1,117,170

Common shares outstanding	59,364,696	59,355,062	59,246,569	59,198,963	59,304,505

Tangible book value per share	$19.82	$20.08	$20.27	$19.43	$18.84

Tangible common equity to tangible assets:
Total shareholders' equity	$2,447,941	$2,464,998	$2,475,457	$2,426,662	$2,395,652
Less: goodwill and other intangible assets, net of def. tax liability	(1,126,583)	(1,128,371)	(1,130,172)	(1,131,990)	(1,133,998)
Tangible equity	1,321,358	1,336,627	1,345,285	1,294,672	1,261,654
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,176,874	1,192,143	1,200,801	1,150,188	1,117,170

Total assets	17,344,377	17,356,954	17,274,626	16,931,905	16,604,747
Less: goodwill and other intangible assets, net of def. tax liability	(1,126,583)	(1,128,371)	(1,130,172)	(1,131,990)	(1,133,998)
Tangible assets	$16,217,794	$16,228,583	$16,144,454	$15,799,915	$15,470,749

Tangible equity to tangible assets	8.15%	8.24%	8.33%	8.19%	8.16%

Tangible common equity to tangible assets	7.26%	7.35%	7.44%	7.28%	7.22%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

Confidential Draft

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2023	2022	2022	2023	2022
Pre-tax, pre-provision income:
Income before provision for income taxes	$44,295	$53,943	$52,283	$64,066	$65,351	$150,522	$172,335
Add: provision for credit losses	6,327	3,028	3,577	3,123	(535)	12,932	(4,785)
Pre-tax, pre-provision income	$50,622	$56,971	$55,860	$67,189	$64,816	$163,454	$167,550

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$44,295	$53,943	$52,283	$64,066	$65,351	$150,522	$172,335
Add: provision for credit losses	6,327	3,028	3,577	3,123	(535)	12,932	(4,785)
Add: restructuring and merger-related expenses	641	35	3,153	11	66	3,830	1,712
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$51,263	$57,006	$59,013	$67,200	$64,882	$167,284	$169,262

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$44,295	$53,943	$52,283	$64,066	$65,351	$150,522	$172,335
Add: provision for credit losses	6,327	3,028	3,577	3,123	(535)	12,932	(4,785)
Add: restructuring and merger-related expenses	641	35	3,153	11	66	3,830	1,712
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	51,263	57,006	59,013	67,200	64,882	167,284	169,262

Average total assets	$17,341,959	$17,294,346	$16,970,554	$16,685,930	$16,871,655	$17,203,647	$16,944,786

Return on average assets, excluding certain items (annualized) (1) (2)	1.17%	1.32%	1.41%	1.60%	1.53%	1.30%	1.34%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$44,295	$53,943	$52,283	$64,066	$65,351	$150,522	$172,335
Add: provision for credit losses	6,327	3,028	3,577	3,123	(535)	12,932	(4,785)
Add: restructuring and merger-related expenses	641	35	3,153	11	66	3,830	1,712
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	51,263	57,006	59,013	67,200	64,882	167,284	169,262

Average total shareholders' equity	$2,478,662	$2,493,096	$2,458,067	$2,410,761	$2,488,938	$2,476,684	$2,550,809

Return on average equity, excluding certain items (annualized) (1) (2)	8.21%	9.17%	9.74%	11.06%	10.34%	9.03%	8.87%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$44,295	$53,943	$52,283	$64,066	$65,351	$150,522	$172,335
Add: provision for credit losses	6,327	3,028	3,577	3,123	(535)	12,932	(4,785)
Add: amortization of intangibles	2,262	2,282	2,301	2,541	2,560	6,845	7,738
Add: restructuring and merger-related expenses	641	35	3,153	11	66	3,830	1,712
Income before provision, restructuring and merger-related expenses and amortization of intangibles	53,525	59,288	61,314	69,741	67,442	174,129	177,000

Average total shareholders' equity	2,478,662	2,493,096	2,458,067	2,410,761	2,488,938	2,476,684	2,550,809
Less: average goodwill and other intangibles, net of def. tax liability	(1,127,404)	(1,129,155)	(1,131,027)	(1,132,894)	(1,135,007)	(1,129,182)	(1,137,130)
Average tangible equity	$1,351,258	$1,363,941	$1,327,040	$1,277,867	$1,353,931	$1,347,502	$1,413,679

Return on average tangible equity, excluding certain items (annualized) (1) (2)	15.72%	17.44%	18.74%	21.65%	19.76%	17.28%	16.74%

Average tangible common equity	$1,206,774	$1,219,457	$1,182,556	$1,133,383	$1,209,447	$1,203,018	$1,269,195
Return on average tangible common equity, excluding certain items (annualized) (1) (2)	17.60%	19.50%	21.03%	24.41%	22.12%	19.35%	18.65%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.